                                                                                                                     Exhibit 11

                                                       CHIQUITA BRANDS INTERNATIONAL, INC.

                                              COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
                                                    (In thousands, except per share amounts)


                                                                          Quarter Ended                Nine Months Ended
                                                                          September 30,                   September 30,
                                                                         1996          1995            1996            1995

                 A.  Primary earnings (loss) per common share

                     Income (loss) from continuing operations      $     (7,585)   $   (8,278)    $    59,732     $   57,416
                     Dividends on preferred stock                        (3,599)       (2,066)         (7,732)        (6,199)
                                                                     ----------    ----------      ----------     ----------
                     Income (loss) from continuing operations
                       attributable to common shares                    (11,184)      (10,344)         52,000         51,217
                     Discontinued operations                                 --        (2,713)             --          3,351
                                                                     ----------    ----------      ----------     ----------
                     Income (loss) attributable to common shares
                       before extraordinary item                        (11,184)      (13,057)         52,000         54,568
                     Extraordinary loss from debt refinancing           (17,282)           --         (22,838)        (4,713)
                                                                     ----------    ----------      ----------     ----------
                     Net income (loss) attributable to common
                       shares                                      $    (28,466)   $  (13,057)    $    29,162     $   49,855
                                                                     ==========    ==========      ==========     ==========


                     Shares used in calculation of per share data:
                       Weighted average common and equivalent
                         Series C preference shares outstanding          55,607        53,732          55,368         53,429
                       Less restricted common shares                       (288)         (364)           (292)          (391)
                       Dilutive effect of assumed exercise of
                         stock options and warrants                          --            --             665            547
                                                                     ----------    ----------      ----------     ----------
                                                                         55,319        53,368          55,741         53,585
                                                                     ==========    ==========      ==========     ==========


                     Primary earnings (loss) per common share:
                       Continuing operations                       $       (.20)   $     (.19)    $       .93     $      .96
                       Discontinued operations                               --          (.05)             --            .06
                       Extraordinary item                                  (.31)           --            (.41)          (.09)
                                                                     ----------     ---------      ----------      ---------
                       Net income (loss)                           $       (.51)   $     (.24)    $       .52     $      .93

                                                                     ==========    ==========      ==========      =========
                 /TABLE
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
                                                                                                  Exhibit 11 (continued)


                                                       CHIQUITA BRANDS INTERNATIONAL, INC.

                                              COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
                                                    (In thousands, except per share amounts)


                                                                          Quarter Ended                Nine Months Ended
                                                                          September 30,                   September 30,
                                                                         1996          1995            1996            1995
                 B.  Fully diluted earnings (loss) per common share

                     Income (loss) from continuing operations      $     (7,585)   $   (8,278)    $    59,732     $   57,416
                     Dividends on preferred stock                        (3,599)       (2,066)         (7,732)            --
                                                                     ----------    ----------      ----------     ----------
                     Income (loss) from continuing operations
                       attributable to common shares                    (11,184)      (10,344)         52,000         57,416
                     Discontinued operations                                 --        (2,713)             --          3,351
                                                                     ----------    ----------      ----------     ----------
                     Income (loss) attributable to common shares
                       before extraordinary item                        (11,184)      (13,057)         52,000         60,767
                     Extraordinary loss from debt refinancing           (17,282)           --         (22,838)        (4,713)
                                                                     ----------    ----------      ----------     ----------
                     Net income (loss) attributable to common
                       shares                                      $    (28,466)   $  (13,057)    $    29,162     $   56,054
                                                                     ==========    ==========      ==========     ==========

                     Shares used in calculation of per share data:
                       Weighted average common and equivalent
                         Series C preference shares outstanding          55,607        53,732          55,368         53,429
                       Less restricted common shares                       (288)         (364)           (285)          (358)
                       Dilutive effect of assumed exercise of
                         stock options and warrants                          --            --             773            626
                       Dilutive effect of assumed conversion of
                         preferred stock                                     --            --              --          7,566
                                                                     ----------    ----------      ----------     ----------
                                                                         55,319        53,368          55,856         61,263
                                                                     ==========    ==========      ==========     ==========
                     Fully diluted earnings (loss) per common share:
                       Continuing operations                       $       (.20)   $     (.19)    $       .93     $      .94
                       Discontinued operations                               --          (.05)             --            .05
                       Extraordinary item                                  (.31)           --            (.41)          (.08)
                                                                     ----------    ----------     -----------     ----------
                       Net income (loss)                           $       (.51)   $     (.24)    $       .52     $      .91

                                                                     ==========    ==========     ===========     ==========
                 /TABLE
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